Exhibit 99.4

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC.

Combined Financial Statements as of and for the year ended December 31, 2022 and Independent Auditor’s Report

Independent Auditor’s Report

Board of Directors

Bile Acid Business of Travere Therapeutics, Inc.

San Diego, California

Opinion

We have audited the combined financial statements of Bile Acid Business of Travere Therapeutics, Inc. (the Business), which comprise the combined balance sheet as of December 31, 2022, and the related combined statements of operations, net parent investment, and cash flows for the year then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’s ability to continue as a going concern within one year after the date that the combined financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

San Diego, California

October 2, 2023

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

COMBINED BALANCE SHEET

(In thousands)

December 31, 2022
Assets
Current assets:
Accounts receivable, net	$6,687
Inventory	2,399
Prepaid expenses	591
Other current assets	18

Total current assets	9,695
Intangible assets, net	48,717
Deferred tax assets	32,487
Other assets	377

Total assets	$91,276

Liabilities and Net Parent Investment
Current liabilities:
Accounts payable	$1,041
Accrued expenses	8,539
Business combination-related contingent consideration, current portion	7,000

Total current liabilities	16,580
Business combination-related contingent consideration, less current portion	64,200

Total liabilities	80,780
Commitments and contingencies (See Note 7)
Net parent investment	10,496

Total liabilities and net parent investment	$91,276

The accompanying notes are an integral part of these Combined Financial Statements.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

COMBINED STATEMENT OF OPERATIONS

(In thousands)

Year Ended December 31,
2022
Net product sales	$102,558
Operating expenses:
Cost of goods sold	3,172
Research and development	13,920
Selling, general and administrative	32,637
Change in fair value of contingent consideration	15,006

Total operating expenses	64,735

Operating income	37,823
Total other expense	(261)

Income before income tax provision	37,562
Income tax provision	(8,661)

Net income	$28,901

The accompanying notes are an integral part of these Combined Financial Statements.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

COMBINED STATEMENT OF NET PARENT INVESTMENT

(In thousands)

Net Parent Investment
Balance as of December 31, 2021	$21,796
Net income	28,901
Share based compensation	3,851
Net transfers to parent	(44,052)

Balance as of December 31, 2022	$10,496

The accompanying notes are an integral part of these Combined Financial Statements.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

COMBINED STATEMENT OF CASH FLOWS

(In thousands)

For the year ended
December 31,
2022
Cash Flows From Operating Activities:
Net income	$28,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,360
Deferred incomes taxes	(6,758)
Share based compensation	3,851
Change in estimated fair value of contingent consideration	15,006
Payments from change in fair value of contingent consideration	(8,602)
Loss on allowance for inventory	1,416
Other	261
Changes in operating assets and liabilities:
Accounts receivable	378
Inventory	(854)
Prepaid expenses and other current assets	172
Other assets	116
Accounts payable	253
Accrued expenses	145
Other non-current liabilities	(114)

Net cash provided by operating activities	46,531

Cash Flows From Financing Activities:
Net transfers to parent	(44,052)
Payment of business combination-related contingent consideration	(2,479)

Net cash used in financing activities	(46,531)

Net change in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of these Combined Financial Statements.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

On July 16, 2023, Travere Therapeutics, Inc. (“Travere” or the “Company” or the “Parent”) executed an Asset Purchase Agreement (the “Purchase Agreement”) with Mirum Pharmaceuticals, Inc. (“Mirum” or the “Buyer”) for the sale of its business of development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of its bile acid product lines, Chenodal and Cholbam (the “Business”, “we”, “us” or “our”) for an aggregate purchase price, subject to certain adjustments pursuant to the terms of the Purchase Agreement, of up to $445 million in cash, with $210 million due at the closing and up to $235 million after the closing, upon the achievement of certain milestones based on specified amounts of annual net sales. The transaction closed on August 31, 2023. Per the Purchase Agreement, Travere is transferring all rights, title, interest and specified assets related to the Business products as part of the transaction. The Company and Mirum have also entered into a transition services agreement (“TSA”) pursuant to which the Company has agreed to perform certain services for a period of time following the closing, with respect to Mirum’s use and operation of the assets purchased in the transaction.

The Business’s product Cholbam® (cholic acid capsules) is for the treatment of bile acid synthesis disorders due to single enzyme defects and is further indicated for adjunctive treatment of patients with peroxisomal disorders. Chenodal (chenodiol tablets) is for the treatment of patients suffering from gallstones in whom surgery poses an unacceptable health risk due to disease or advanced age. Cholbam and Chenodal are both approved for use in the United States.

Basis of Presentation

Throughout the period covered by the accompanying carve-out financial statements of the Business (“Combined Financial Statements”), the Business operated as part of Travere and consisted of acquired businesses. Separate financial statements have not historically been prepared for the Business. The Combined Financial Statements have been derived from Travere’s historical accounting records as if the Business’s operations had been conducted independently from Travere and were prepared on a stand-alone basis in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Combined Financial Statements include all revenues and costs directly attributable to the Business and an allocation of expenses related to certain Travere corporate functions (refer to Note 10 Corporate Allocations). These expenses have been allocated to the Business based on direct usage or benefit where specifically identifiable, with the remainder allocated using the most meaningful respective allocation methodologies, which were primarily based on proportionate direct research and development expenses, headcount, or other relevant measures. The Business considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expense that would have been incurred had the Business operated as an independent, stand-alone entity, nor are they indicative of the Business’s future expenses. Actual costs that may have been incurred if the Business had been a standalone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees.

The Combined Financial Statements include assets and liabilities specifically attributable to the Business, including any corporate or centrally held assets and liabilities that relate specifically to the Business. The historical results of operations, financial position and cash flows of the Business presented in these Combined Financial Statements may not be indicative of what they would have been had the Business been an independent stand-alone entity, nor are they necessarily indicative of the Business’s future results of operations, financial position and cash flows.

As the attributable assets, liabilities and operations of the Business were not historically held by a single legal entity, net parent investment is shown in lieu of shareholder’s equity in the Combined Financial Statements. This represents Travere’s interest in the recorded assets of the Business and represents the cumulative investment by Travere in the Business through the dates presented, inclusive of operating results.

Travere’s cash and marketable debt securities have not been assigned to the Business for any of the periods presented because those balances are not legally held by the Business. Travere uses a centralized approach to cash management and financing of its operations. The net results of these transactions between the Business and Travere are reflected in net parent investment on the combined balance sheet. These arrangements are not reflective of the manner in which the Business would have financed its operations had it been a stand-alone business separate from Travere during the period presented.

Travere’s long-term debt and related interest expense have not been attributed to the Business for any of the period presented.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination

The Combined Financial Statements have been prepared on a standalone basis and include the results of certain components of legal entities in which the Business operates in conjunction with other Parent businesses, as well as corporate allocations.

Use of Estimates

The Combined Financial Statements are prepared in accordance with U.S. GAAP. These accounting principles require management to make certain estimates, judgments and assumptions. The Business believes the estimates, judgments and assumptions made when accounting for specific items and matters are reasonable, based on the information available at the time they are made. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates. On an ongoing basis, the Business evaluates its estimates and assumptions. These estimates and assumptions include revenue recognition, forecasting probability-weighted cash flows based upon estimates of forecasted revenues, estimating reserves for inventory, estimating the useful lives of depreciable and amortizable assets, estimating the fair value of contingent consideration, estimating corporate allocations, and estimating of valuation allowances and uncertain tax positions.

Revenue Recognition

The Business recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Business only applies the five-step model to contracts when it is probable that the entity will collect substantially all the consideration it is entitled to in exchange for the goods or services it transfers to the customer. See Note 3 for further discussion.

Research and Development Expenses

The Business expenses all research and development costs as they are incurred. The Business’s research and development costs are composed of salaries and bonuses, benefits, share based compensation, license fees, costs paid to third-party contractors to perform research, conduct clinical trials, manufacture drug product supplies to support clinical development, and associated overhead expenses and facilities costs. The Business charges direct internal and external program costs to the respective development programs. The Business also incurs indirect costs that are not allocated to specific programs because such costs benefit multiple development programs and allow us to increase our pharmaceutical development capabilities. These consist of internal shared resources related to the development and maintenance of systems and processes applicable to all of our programs.

Nonrefundable advance payments for goods and services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the related goods are delivered or the services are performed, or when it is no longer expected that the goods will be delivered or the services rendered.

Share Based Compensation

The Parent maintains share based compensation plans under which it receives services from employees as consideration for equity instruments of the Parent. These Combined Financial Statements include both the expense of employees within the Business as well as expenses of the Parent that were allocated to the Business for share based compensation. These share based compensation costs are measured at fair value. The fair value of stock option awards under the employee stock purchase plan is generally determined using a Black-Scholes option-pricing model that incorporates assumptions about expected volatility, risk-free rate, dividend yield, and expected life. The fair value of restricted stock units and performance stock units is generally based on the closing market price of the Parent’s common stock on the grant date. Forfeitures are recognized as they occur. Expense is generally recognized on a straight-line basis over the requisite service period during which awards are expected to vest. We present share based compensation expense within research and development expenses and selling, general, and administrative expenses on the combined statement of operations.

Supplier Concentration Risk

The Business has no manufacturing capabilities and relies on third party manufacturers who are sole source suppliers for manufacturing of its products. The Business expects the manufacturers of each product to be single source suppliers to the Business.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

Collaboration Agreements

In February 2021, the Company entered into a limited co-promotion agreement with Albireo Pharma, Inc. (“Albireo”), whereby the Cholbam dedicated sales representatives devoted a portion of their efforts to promoting Albireo’s product, Bylvay (odevixibat), in the United States following the July 2021 launch of the product. The initial term of the arrangement was two years from the July 2021 launch of Bylvay, terminable at will by either party after one year following launch. In June 2022, the Company and Albireo mutually agreed to terminate the co-promotion agreement upon the one-year anniversary of the launch, with such termination effective July 20, 2022. For the year ended December 31, 2022, the Business recognized $1.7 million related to the co-promotion agreement, which was offset against selling, general, and administrative expenses.

Accounts Receivables, Net

Trade accounts receivable are recorded net of reserves for prompt pay discounts and expected credit losses. The allowance for credit losses was zero at December 31, 2022. For the year ended December 31, 2022 bad debt expense recorded in the combined statement of operations was immaterial. The Business’s evaluation and application of ASU No. 2016-13, Financial Instruments - Credit Losses for the current period included an assessment of aged trade receivables balances and their underlying credit risk characteristics. The Business’s evaluation of past events, current conditions, and reasonable and supportable forecasts about the future resulted in an expectation of immaterial credit losses.

Inventory, Related Reserves and Cost of Goods Sold

Inventory, which is recorded at the lower of cost or net realizable value, includes materials, and other direct and indirect costs and is valued using the first-in, first-out method. The Business periodically analyzes its inventory levels to identify inventory that may expire prior to expected sale or has a cost basis in excess of its estimated realizable value, and writes down such inventory as appropriate. In addition, the Business’s products are subject to strict quality control and monitoring which the Business’s manufacturers perform throughout their manufacturing process. The Business does not directly manufacture any product. The Business has a single supplier for Chenodal, and prospectively arranges for manufacture from contract service providers for its product Cholbam. The inventory reserve was $3.5 million at December 31, 2022.

Cost of goods sold includes the cost of inventory sold, third party manufacturing and supply chain costs, product shipping and handling costs, and provisions for excess and obsolete inventory.

Intangible Assets, Net

The Business’s intangible assets consist of licenses and purchased technology. Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives and are reviewed periodically for impairment.

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired in a business combination and is not amortized. Goodwill is subject to impairment testing at least annually or when a triggering event occurs that could indicate a potential impairment. Goodwill is presented within intangible assets, net on the combined balance sheet. For the year ended December 31, 2022 there were no impairments to goodwill.

Impairment of Long-Lived Assets

The Business’s long-lived assets are comprised of intangible assets. The Business evaluates its finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset or group of assets may not be recoverable. If these circumstances exist, recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the use and eventual disposition of the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairments related to finite-lived intangible assets in the year ended December 31, 2022.

Contingent Consideration

The Business records contingent consideration resulting from a business combination at its fair value on the acquisition date. On a quarterly basis, the Business revalues these obligations and record increases or decreases from their fair value as an adjustment to the combined statement of operations. Changes to contingent consideration obligations can result from changes to discount rates, accretion of the liability due to the passage of time, changes in revenue forecasts and changes in our estimates of the likelihood or timing of achieving commercial revenue milestones.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

Income Taxes

Income taxes as presented in the Combined Financial Statements of the Business attribute current and deferred income taxes of Travere to the Business stand-alone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by FASB ASC Topic 740: Income Taxes (“ASC 740”). Accordingly, the Business’s income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group members were a separate taxpayer and a stand-alone enterprise. The calculation of the Business’s income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. As a result, actual transactions included in the consolidated financial statements of Travere may not be included in the separate Combined Financial Statements of the Business. Similarly, the tax treatment of certain items reflected in the Combined Financial Statements of the Business may not be reflected in the consolidated financial statements and tax returns of Travere. Therefore, such items as net operating losses, credit carryforwards and valuation allowances may exist in Travere’s consolidated financial statements that may or may not exist in the stand-alone Combined Financial Statements. As such, the income taxes of the Business as presented in the Combined Financial Statements may not be indicative of the income taxes that the Business will generate in the future.

Operations of the Business are included in the consolidated U.S. federal and certain state and local income tax returns filed by Travere, where applicable. In jurisdictions where the Business has been included in the tax returns filed by Travere, any income taxes payable resulting from the related income tax provisions have been reflected in the balance sheet within net parent investment.

Deferred income taxes arise from temporary differences between amounts recorded in the Combined Financial Statements and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to affect taxable income. Deferred tax assets are evaluated based on the guidelines for realization and are reduced by a valuation allowance if deemed necessary. The Business establishes valuation allowances when necessary to reduce deferred income tax assets to the amounts that it believes are more likely than not to be recovered. Each quarter the Business evaluates the need to retain all or a portion of the valuation allowance on the Business’s deferred tax assets.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under the standard, the Business may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Business’s policy is to record estimated interest and penalty related to the underpayment of income taxes or unrecognized tax benefits as a component of its income tax provision.

See Note 9 - Income Taxes for additional information.

Legal Contingencies

The Business may, from time to time, be involved in various claims and legal actions that arise in the ordinary course of business. The Business accrues for legal contingencies when it is determined probable that a liability has been incurred and the amount of the loss can be reasonably estimated. See Note 7 for further discussion.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies. Unless otherwise discussed, the Business believes that the impact of recently issued standards that are not yet effective will not have a material impact on its combined financial position or results of operations upon adoption.

NOTE 3. REVENUE RECOGNITION

Net Product Sales

Product sales consist of bile acid products (Chenodal and Cholbam). The Business sells its products through direct-to-patient distributors worldwide, with the United States and Canada representing 97% and 2% of net product sales, respectively, and rest of world representing less than 1% of net product sales, based on the product shipment destination.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

The Business’s revenues have been derived from the sale of bile acid products, which primarily treat bile acid disorders and enzyme defects. Revenues are recognized in satisfaction of a single performance obligation when the customer obtains control of the Business’s product, which occurs upon delivery to the customer. The Business receives payments from its product sales, primarily through third party payers, based on terms that generally are within 30 days of delivery of product to the patient. Contracts do not contain significant financing components based on the typical period of time between performance of services and collection of consideration.

Deductions from Revenue

Revenues from product sales are recorded at the net sales price, which includes provisions resulting from discounts, rebates and co-pay assistance that are offered to customers, health care providers, payers and other indirect customers relating to the Business’s sales of its products. These provisions are based on the estimates of the amounts earned or to be claimed on the related sales. These amounts are treated as variable consideration, estimated and recognized as a reduction of the transaction price at the time of the sale, using the most likely amount method, and are classified as a reduction of accounts receivable (if the amount is payable to a customer) or as a current liability (if the amount is payable to a party other than a customer). The Business includes these estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for such transactions will not occur. Where appropriate, these reserves take into consideration the Business’s historical experience, current contractual and statutory requirements and specific known market events and trends. Overall, these reserves reflect the Business’s best estimates of the amount of consideration to which it is entitled based on the terms of the contract. If actual results in the future vary from the Business’s provisions, the Business will adjust the estimate, which would affect net product sales and earnings in the period such variances become known. For the year ended December 31, 2022, the Business recorded a net product sales increase of $0.6 million, related to performance obligations satisfied in previous periods.

Government Rebates: The Business calculates the rebates that it will be obligated to provide to government programs and deducts these estimated amounts from its gross product sales at the time the revenues are recognized. Allowances for government rebates and discounts are established based on actual payer information, which is reasonably estimated at the time of delivery, and the government-mandated discounts applicable to government-funded programs. Rebate discounts are included in other current liabilities in the accompanying combined balance sheet.

Prompt Pay Discounts: The Business offers discounts to certain customers for prompt payments. The Business accrues for the calculated prompt pay discount based on the gross amount of each invoice for those customers at the time of sale.

Product Returns: Consistent with industry practice, the Business offers its customers a limited right to return product purchased directly from the Business, which is principally based upon the product’s expiration date. Generally, shipments are only made upon a patient prescription thus returns are minimal. For the year ended December 31, 2022, product returns were immaterial.

Co-pay Assistance: The Business offers a co-pay assistance program, which is intended to provide financial assistance to qualified commercially insured patients with prescription drug co-payments required by payers. The calculation of the accrual for co-pay assistance is based on an identification of claims and the cost per claim associated with product that has been recognized as revenue.

NOTE 4. INVENTORY

Inventory, net of reserves, consisted of the following at December 31, 2022 (in thousands):

2022
Raw materials	$1,231
Finished goods	1,168

Total inventory	$2,399

NOTE 5. INTANGIBLE ASSETS, NET

Amortizable Intangible Assets

Manchester Pharmaceuticals LLC

In 2014, the Company acquired intangible assets with finite lives related to the Chenodal product rights, trade names, and customer relationships with fair values of $67.8 million $0.2 million, and $0.4 million, respectively. The useful lives related to the acquired product rights, trade names, and customer relationships are expected to be approximately 16, 1 and, 10 years, respectively. Amortization of product rights, trade names and customer relationships are being recorded in selling, general and administrative expense over their respective lives.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

Cholbam Asset Purchase

In 2015, the Company completed its acquisition from Asklepion of all worldwide rights, titles and ownership of Cholbam, including all related contracts, data assets, intellectual property, regulatory assets and the pediatric priority review voucher. The Business capitalized $75.9 million and $7.3 million for the U.S. and international economic interest, respectively. The useful lives related to the economic interest is expected to be approximately 10 years. As of December 31, 2022, the international economic interest had been fully amortized. Amortization of economic interest are being recorded in selling, general and administrative expense.

Amortizable intangible assets as of December 31, 2022 (in thousands):

	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Chenodal product rights	16	$67,849	$(37,175)	$30,674
Economic interest - Cholbam revenue	10	75,900	(58,842)	17,058
Manchester customer relationships	10	403	(353)	50

Total amortizable intangible assets		$144,152	$(96,370)	$47,782

Amortization expense for the year ended December 31, 2022 was $12.4 million.

As of December 31, 2022, amortization expense for the next five years and thereafter is expected to be as follows (in thousands):

2023	$11,862
2024	11,862
2025	6,108
2026	4,238
2027	4,238
Thereafter	9,474

Total	$47,782

Goodwill

As of December 31, 2022, the Business had goodwill of $0.9 million.

NOTE 6. ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2022 (in thousands):

2022
Accrued royalties	$2,893
Sales discounts, rebates, and allowances	2,723
Compensation related costs	1,307
Research and development	711
Miscellaneous accrued	905

Total accrued expenses	$8,539

NOTE 7. COMMITMENTS AND CONTINGENCIES

Contingencies

In October 2021, our Kolbam distributor in France notified us that the French authorities are asking for reimbursement for a portion of Kolbam sales in France during the periods from 2015-2020. During this period, the Business had aggregate revenues from sales of Kolbam in France of approximately $8.0 million. At this time, the Business is not able to estimate the potential liability that may be incurred, if any.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

Legal Proceedings

From time to time in the normal course of business, the Business is subject to various legal matters such as threatened or pending claims or litigation. Although the results of claims and litigation cannot be predicted with certainty, the Business does not believe it is a party to any claim or litigation the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on its results of operations or financial condition.

NOTE 8. FAIR VALUE MEASUREMENTS

The Business utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly; and

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Financial instruments with carrying values approximating fair value include accounts receivable and accounts payable, due to their short-term nature.

The following table presents the Business’s asset and liabilities, measured and recognized at fair value on a recurring basis, classified under the appropriate level of the fair value hierarchy as of December 31, 2022 (in thousands):

	As of December 31, 2022	Fair Value Hierarchy at December 31, 2022
	Total carrying	Quoted prices in	Significant other	Significant
	and estimated	active markets	observable	unobservable
	fair value	(Level 1)	inputs (Level 2)	inputs (Level 3)
Liabilities:
Business combination-related contingent consideration	$71,200	$—	$—	$71,200

Total	$71,200	$—	$—	$71,200

The Company acquired two businesses, related to the Cholbam and Chenodal products, whose purchase price included potential future payments that are contingent on the achievement of certain milestones and percentages of future net sales derived from the products acquired. The Business recorded contingent consideration liabilities at their fair value on the acquisition date and revalues them at the end of each reporting period. In estimating the fair value of the Business’s contingent consideration, the Business uses a Monte Carlo Simulation. The determination of the contingent consideration liabilities requires significant judgements including the reasonableness of estimates and assumptions included in the forecasts of future net sales, long-term growth rates and the discount rates applied to such forecasts. Changes in these estimates and assumptions could have a significant impact on the fair value of the contingent consideration liabilities.

Discount rates used to determine the fair value at December 31, 2022 are as follows:

	Revenue Discount		Payment Discount
	Cholbam	Chenodal
December 31, 2022	7.75%	8.00%	8.10%

Based on the fair value hierarchy, the Business classified the fair value of contingent consideration within Level 3 because valuation inputs are based on projected revenues discounted to a present value.

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

The following table sets forth a summary of changes in the estimated fair value of the Business’s Level 3 business combination-related contingent consideration for the year ended December 31, 2022 (in thousands):

Fair Value Measurements
of Acquisition-Related
Contingent Consideration
(Level 3)
2022
Balance at January 1	$67,100
Changes in the fair value of contingent consideration	15,006
Contractual payments	(8,066)
Contractual payments included in accrued liabilities at December 31,	(2,840)

Balance at December 31	$71,200

NOTE 9. INCOME TAXES

The Business has not filed separate tax returns as it has been included in the consolidated income tax returns of Travere. Accordingly, the income tax provision included in these Combined Financial Statements was calculated using a method consistent with a separate return basis, as if the Business filed a stand-alone tax return and was not considered part of a consolidated tax return. The amounts allocated for income taxes are not necessarily indicative of the actual amounts that would have been recorded had Business been held within a separate stand-alone entity.

In the jurisdictions where the Business was included in the consolidated tax reporting of Travere, the current tax expense of the Business represents the income tax to be deemed paid to the Travere tax holding group. For the purpose of these Combined Financial Statements, it was assumed that payable balances were relieved through net parent investment.

Income before income taxes includes the following components (in thousands):

Year Ended December 31,
2022
United States	$37,562

Total	$37,562

The components of the provision for income taxes, in the combined statement of operations are as follows (in thousands):

Year Ended December 31,
2022
Current
Federal	$11,951
State	3,468

15,419
Deferred
Federal	(4,620)
State	(2,138)

(6,758)

Total income tax provision	$8,661

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

The following is a reconciliation of the statutory federal income tax to the Business’s effective tax provision:

2022
Statutory rate - federal	$7,888
State taxes, net of federal benefit	1,786
Tax credits	(973)
Change in state rate tax	(697)
Return to provision adjustments and other true-ups	731
Other	(74)

Income tax provision	$8,661

The significant components of the Business’s deferred tax assets and liabilities as of December 31, 2022 are as follows (in thousands):

2022
Deferred tax assets:
Capitalized research and development	$3,042
Contingent consideration	18,338
Other accrued expenses	1,975
Share based compensation	1,565
Intangible assets greater than book	7,567

Total deferred tax assets	$32,487

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We considered all positive and negative evidence and based on the weight of such evidence concluded that a valuation allowance is not necessary as of December 31, 2022.

As of December 31, 2022, the Business had $0.2 million in unrecognized tax benefits of which $0.2 million related to orphan drug and research and development tax credits. To the extent unrecognized tax benefits are recognized, the recognition of the $0.2 million tax benefit would reduce the effective tax rate. The Business does not anticipate that the amount of unrecognized tax benefits as of December 31, 2022 will change materially within the following 12 months.

A reconciliation of the Business’s unrecognized tax benefits as of December 31, 2022 is provided in the following table (in thousands):

2022
Balance as of January 1	$89
Increase in current period positions	123

Balance as of December 31	$212

The Business did not recognize any interest and penalties for the year ended December 31, 2022.

NOTE 10. CORPORATE ALLOCATIONS

The Business has historically operated as part of Travere and not as a stand-alone company. Accordingly, Travere has allocated certain shared costs to the Business that are reflected as expenses in these Combined Financial Statements including, but not limited to, general corporate expenses such as executive management, legal, human resources, finance, accounting, treasury, tax, IT, benefits, communications, ethics and compliance, corporate employee benefits, incentives and share based compensation, lease expense, shared services processing and administration and depreciation for corporate fixed assets. Management considers these allocations to be a reasonable reflection of the utilization of services by, or the benefits provided to it. The allocation methods used include a pro rata basis of direct research and development expenses, headcount, or other measures. The following table summarizes allocations for corporate expenses, as well as respective financial statement line item where the costs were classified, for the year ended December 31, 2022 (in thousands):

BILE ACID BUSINESS OF TRAVERE THERAPEUTICS, INC

Year Ended December 31,
2022
Research and development	$5,397
Selling, general and administrative	9,951

Total	$15,348

NOTE 11. SHARE BASED COMPENSATION

Certain of the Business’s employees participate in share based compensation plans sponsored by the Parent. The Parent’s share based compensation plans include stock options, restricted stock units, and performance stock units. All awards granted under the plans are based on the Parent’s common shares and, as such, are reflected in the Parent’s Consolidated Statements of Stockholders’ Equity and not in the Business’s combined statement of net parent investment. Share based compensation expense includes expense attributable to the Business based on the awards and terms previously granted to the Business’s employees and an allocation of Parent’s corporate and shared functional employee expenses.

Share based compensation expense recognized by the Business consisted of the following for the year ended December 31, 2022 (in thousands):

Year Ended December 31,
2022
Research and development	$831
Selling, general and administrative	3,020

Total share based compensation expense	$3,851

Share based compensation expense includes an allocation of Parent’s corporate and shared functional employee expenses consisting of the following for the year ended December 31, 2022 (in thousands):

Year Ended December 31,
2022
Research and development	$748
Selling, general and administrative	2,070

Total allocated share based compensation expense	$2,818

NOTE 12. SUBSEQUENT EVENTS

In July 2023, the Business renewed its contract with an existing CMO and committed to purchase $6.8 million over the next three years for a minimum purchase of $2.3 million per year in active pharmaceutical ingredients, which is planned to support commercial sales of Cholbam.

These Combined Financial Statements are derived from the Consolidated Financial Statements of Travere Therapeutics, Inc. The Business has evaluated transactions or other events that occurred through October 2, 2023, the date these combined financial statements were available for issuance, noting no additional events which would affect the Combined Financial Statements as of December 31, 2022.